Exhibit 5.1

John Hancock Tower, 27th Floor
200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

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January 30, 2015

EPIRUS Biopharmaceuticals, Inc.

699 Boylston Street, 8th Floor

Boston, Massachusetts 02116

Re:                             Registration Statement on Form S-3 (No. 333-183538);

11,040,000 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to EPIRUS Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 11,040,000 shares of common stock of the Company, $0.001 par value per share (“Common Stock”), including up to 1,440,000 shares of Common Stock issuable upon exercise of the underwriters’ option to purchase additional shares (the “Shares”).  The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 24, 2012 (Registration No. 333-183538) (as so filed and as amended, together with the additional registration statement relating to the Shares filed with the Commission pursuant to Rule 462(b) under the Act, the “Registration Statement”), and are being offered pursuant to a base prospectus dated September 17, 2012, (the “Base Prospectus”), a preliminary prospectus supplement dated January 26, 2015 filed with the Commission pursuant to Rule 424(b) under the Act (together with the Base Prospectus, the “Preliminary Prospectus”), and a prospectus supplement dated January 29, 2015 filed with the Commission pursuant to Rule 424(b) under the Act ( together with the Base Prospectus, the “Prospectus”).  The Shares are being sold pursuant to an underwriting agreement dated January 29, 2015 between Leerink Partners LLC, as the representative of the several underwriters, and the Company (the “Underwriting Agreement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus or the Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon

January 30, 2015

certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Underwriting Agreement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on January 30, 2015 and to the reference to our firm in the Prospectus under the heading “Legal Matters.”  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP